EXHIBIT 10.1

AMENDED AND RESTATED
AND NOVATION OF
MANAGEMENT AGREEMENT
BETWEEN
CENTERLINE HOLDING COMPANY,
CENTERLINE CAPITAL GROUP INC.
AND
CENTERLINE AFFORDABLE HOUSING ADVISORS LLC

This AMENDED AND RESTATED AND NOVATION OF MANAGEMENT AGREEMENT (this “Agreement”) dated as of July 29, 2010, is by and among CENTERLINE HOLDING COMPANY, a Delaware statutory trust (the “Company”), CENTERLINE AFFORDABLE HOUSING ADVISORS LLC, a Delaware limited liability company (“CAHA”), and CENTERLINE CAPITAL GROUP INC., a Delaware corporation (“Manager”).

W I T N E S S E T H:

WHEREAS, the Company is a Delaware statutory trust created in accordance with applicable provisions of the Delaware Trust Act, 12 Del. C.§§ 3801 et. seq., as amended from time to time (the “Trust Act”);

WHEREAS, the purposes of the Company are, as determined from time to time by the board of trustees (the “Board of Trustees”) of the Company, to engage in any lawful business or activity for which a statutory trust may be created under the Trust Act;

WHEREAS, all capitalized terms used herein, and not otherwise defined in Section 5 hereof, shall have the meanings ascribed to them in the Company’s Trust Agreement (as defined herein);

WHEREAS, CHC and CAHA entered into a management agreement dated November 17, 2003 (the “Management Agreement”) which expired by its terms, but the Company and CAHA continued the relationships as if the Management Agreement continued in effect;

WHEREAS, CAHA wishes to assign all right, title and interest under the Management Agreement to the Manager, and the Manager wishes to accept such assignment and is willing to render such services, subject to the supervision of the Board of Trustees, on the terms and conditions hereinafter set forth; and

WHEREAS, CHC hereby approves such assignment.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto, each intending to be legally bound hereby, agree to amend, restate and novate the Management Agreement as follows:

1.   Duties of the Manager.  The Company hereby retains the Manager to perform asset management, investment management services, and to work with and support Island Centerline Manager LLC, subject to the supervision of the board of Trustees, for the Company, and the Manager hereby accepts such appointment, subject to the terms and conditions hereinafter set forth.  The Manager shall perform such services as shall, from time to time, be requested by the Company.  In the performance of this undertaking, the Manager shall be subject to the supervision of the Board of Trustees and shall perform its services in a manner consistent with the provisions and limitations of the Trust Agreement and duly adopted resolutions of the Board of Trustees.

2.   Independent Contractor Status.  The Manager, as a result of its relationship with the Company pursuant to this Agreement, shall be an independent contractor.  The Company and the Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them partners or joint venturers or impose any liability as such on either of them.

3.   Records.  At all times, the Manager shall keep books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Company at any time during the ordinary business hours of the Manager.

4.   Bank Accounts.  The Manager may establish and maintain one or more bank accounts in the name of the Company or in its own name as agent for the Company and may collect and deposit in and disburse from any such account, any money on behalf of the Company, under such terms and conditions as the Board of Trustees may approve, provided that no funds in such account shall be commingled with funds of the Manager.  From time to time and upon appropriate request, the Manager shall render appropriate accounting of such collections and payments to the Board of Trustees and the auditors of the Company.

5.   Definitions.  As used herein, the following terms shall have the meanings set forth below:

a.   “Affiliate” shall mean (i) any officer, director, partner, employee or controlling shareholder of such Entity; (ii) any Person controlling, controlled by or under common control with any Entity or any individual described in (i) above; (iii) any officer, director, trustee, general partner or employee of any Person described in (ii) above; and (iv) any Person who is a member, other than as limited partner, with any individual described in (i) and (ii) above in a relationship of joint venture, general partnership, or similar form of unincorporated business association; provided however, that a partner in a partnership or joint venture with (A) the Company or (B) an Affiliate of the Manager, shall not by virtue of such relationship be deemed an Affiliate of the Manager.  For purposes of this definition, the term “control” shall also mean the control of ownership of 10% or more of the outstanding Voting Securities of the Person referred to in (i)-(iv) above.

b.   “Cause” shall mean gross negligence or willful misconduct.

c.   “Entity” shall mean any general partnership, limited partnership, corporation, joint venture, trust, business trust, real estate investment trust, limited liability company, cooperative or association.

d.   “Person” shall mean an individual or Entity.

e.   “Trust Agreement” shall mean the Second Amended and Restated Trust Agreement of the Company, dated as of November 17, 2003, as amended and/or restated from time to time.

6.   Fees and Other Compensation of the Manager.

a.   The Manager or its designees shall be entitled to receive from the Company reimbursement of all costs incurred by the Manager and its designees in performing services hereunder, plus an amount equal to a market based percentage, as jointly determined from time to time by the Company and the Manager.  If the Company and the Manager cannot agree on such market based percentage, either party shall have the right to terminate this Agreement, in which case the provisions of Section 10 shall apply.  Such payments shall be estimated and paid monthly and reconciled annually.  “Costs” shall include direct and indirect costs incurred by the Manager, including a portion of the salaries and overhead of the Manager properly attributable to services performed by the Manager hereunder.  The Company shall reimburse the Manager and its Affiliates for (i) the actual costs to the Manager or its Affiliates of goods, materials and services used for and by the Company obtained from unaffiliated parties; (ii) administrative services necessary to the operation of the Company; (iii) the costs of personnel employed by the Manager and directly involved in the organization and business of the Company (including persons who may be employees or officers of the Manager and its Affiliates) and for legal, accounting, transfer agent, reinvestment and redemption in administration, data processing, duplicating and investor communications services performed by employees or officers of the Manager unit its Affiliates which could be performed directly for the Company by independent parties; and (iv) any travel expenses incurred in connection with the services provided hereunder and for advertising expenses incurred by the Manager in seeking any investments or seeking the disposition or arty investments held by the Company.

b.   The Manager shall be permitted to perform services, and receive fees for such services from borrowers, owners of Underlying Properties, and other third parties, for activities undertaken in connection with the Company’s assets and investments.

7.   Statements.  Prior to the payment of any fees payable by the Company hereunder or reimbursements payable by the Company to the Manager, the Manager shall to the Company a statement showing the computation of the fees or reimbursements.

8.   Expenses of the Company.  The Company shall pay all of its expenses.  The Manager undertakes no responsibility for any expenses of the Company.

9.   Other Activities of the Manager.  Nothing in this Agreement shall prevent the Manager or any of its Affiliates from engaging in other business activities related to tax-exempt bonds, real estate, mortgage investments or other investments whether similar or dissimilar to these made by the Company or from acting as manager to any other person or entity having investment policies whether similar or dissimilar to those of the Company.

10.   Term; Termination of Agreement.  This Agreement shall continue in force for a period of five years from the date hereof.

Notwithstanding any other provision to the contrary contained herein, this Agreement shall be terminable by (i) the Manager at any time or (ii) the Company for Cause at any time without penalty, and each upon sixty (60) days’ prior written notice prior to the non-terminating party.

In the event of the termination of this Agreement, the Manager will cooperate with the Company and take all reasonable steps requested to assist the Board of Trustees in making an orderly transition of the management function.

11.     Amendments.  This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or permitted assigns, or otherwise as provided herein.

12.    Assignment.  This Agreement may not be assigned by the Manager without the written consent of the Company, except to an Affiliate of the Manager.  Any assignee of the Manager shall be bound hereunder to the same extent as the Manager.  This Agreement shall not be assigned by the Company without the written consent of the Manager, except to an Entity which is a successor to the Company.  Such successor shall be bound hereunder to the same extent as the Company.

13.      Action Upon Termination.  From and after the effective date of termination of this Agreement, pursuant to Section 10 hereof, the Manager shall not be entitled to compensation for further service rendered hereunder but shall be paid all compensation and reimbursed for all expenses accrued through the date of termination.  The Manager shall forthwith upon such termination:

a.   pay over to the Company all moneys collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

b.   deliver to the Company a full accounting, including a statement showing all payments collected by it and a statement of all moneys held by it, covering the period following the date of the last accounting furnished to the Company; and

c.   deliver to the Company all property and documents of the Company then in the custody of the Manager.

14.    Standard of Care.

a.   The Manager assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Company in following or declining to follow any advice or recommendations of the Manager.  Neither the Manager nor its directors, officers, partners, members and employees shall be liable to the Company, the Company’s Shareholders, the Company’s Trustees or to any successor or assignee of the Company, except by reason of acts constituting bad faith, gross negligence or reckless disregard of their duties.  This shall in no way affect the standard for indemnification but shall only constitute a standard of liability.  The duties to be performed by the Manager pursuant to this Agreement may be performed by it or by officers, directors or by Affiliates of the foregoing under the direction of the Manager or delegated to unaffiliated third parties under its direction.

b.   The Manager shall look solely to the assets of the Company for satisfaction of all claims against the Company, and in no event shall any Shareholder or Trustee of the Company have any personal liability for the obligations of the Company under this Agreement.

15.    Indemnification of the Manager.  The Company shall indemnify the Manager and its Affiliates for any loss arising out of any of their acts or omissions in connection with this Agreement; provided that (i) the Board of Trustees must have determined, in good faith, that such course of conduct was in the best interests of the Company and did not constitute bad faith, gross negligence or reckless disregard by the Manager or its Affiliates; (ii) such conduct was within the scope of authority of the Manager; and (iii) any such indemnification shall be recoverable only from the assets of the Company and not from the assets of the Shareholders or the Trustees of the Company.  Notwithstanding the foregoing, the Manager or its Affiliates shall not be indemnified for any liability, loss or damage incurred by the Manager or its Affiliates in connection with any claim or settlement involving allegations that federal or state securities laws were violated by the Manager or its Affiliates unless:  (A) the Manager or its Affiliates seeking indemnification are successful in defending such action on the merits of each count involving securities law violations; or (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (C) a court of competent jurisdiction approves a settlement of the claims against the Manager or its Affiliates seeking indemnification involving securities law violations and finds that indemnification of the settlement and related costs should be made; or (D) indemnification is specifically approved by a court of competent jurisdiction in each such case.

16.    Notices.  Any notice, report or other communication required or permitted to be given hereunder shall be in writing, and shall be given by delivering such notice by hand or by certified mail, return receipt requested, postage pre-paid, at the following addresses of the parties hereto:

Company:
Centerline Holding Company 625 Madison Avenue New York, New York 10022
Attention:	Robert L. Levy
Chief Financial Officer

Manager:
625 Madison Avenue New York, New York 10022
Attention:	Robert L. Levy
Chief Financial Officer

CAHA:
625 Madison Avenue New York, New York 10022
Attention:	Andrew J. Weil
Executive Managing Director

Either party may at any time change its address for the purpose of this Section 16 by like notice.

17.    Headings.  The section headings herein have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

18.    Governing Law.  The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed as of the day and year first above written.

CENTELRINE HOLDING COMPANY

By:	/s/ Robert L. Levy
Chief Financial Officer

CENTELRINE CAPITAL GROUP INC.

By:	/s/ Robert L. Levy
Chief Financial Officer

CENTERLINE AFFORDABLE HOUSING ADVISORS LLC

By:	/s/ Andrew J. Weil
Executive Managing Director